Exhibit 5.1

GRAUBARD MILLER

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK 10174

May 13, 2019

Capitol Investment Corp. IV

1300 17th Street, Suite 820

Arlington, VA 22209

Dear Sirs:

Re:	Registration Statement on Form S-4 (File No. 333-230817)

Ladies and Gentlemen:

We have acted as counsel to Capitol Investment Corp. IV, a Cayman Islands company (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 7, 2019 (“Merger Agreement”), by and among the Company, Capitol Intermediate Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Intermediate Holdings”), Capitol Investment Merger Sub 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Capitol Investment Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“New HoldCo”), NESCO Holdings, LP, a Delaware limited partnership (the “Nesco Owner”), and NESCO Holdings I, Inc., a Delaware corporation (“Nesco”). Such transactions include the Company’s deregistration under the Cayman Islands Companies Law (2018 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Company’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Redomestication”). Following the Redomestication, the Company will be renamed “Nesco Holdings, Inc.” We refer the post-Redomestication Delaware entity as the Successor.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 48,312,500 shares of common stock of the Successor, par value $0.0001 per share (the “Common Stock”), (ii) warrants to purchase up to 18,450,000 shares of Common Stock of the Successor (the “Warrants”) and (iii) up to 18,450,000 shares of Common Stock of the Successor upon exercise of the Warrants (collectively, the “Securities”).

Pursuant to the Redomestication, all outstanding securities of the Company will automatically become securities of the Successor by operation of law.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement, and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Certificate of Incorporation of the Successor to be effective upon the Redomestication; (iii) the form of By-Laws of the Successor to be effective upon the Redomestication; and (iv) the Warrant Agreement dated August 15, 2017 between Continental Stock Transfer & Trust Company and the Company (“Warrant Agreement”). With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law and (iii) the shareholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Redomestication and prior to the issuance of the securities of the Successor: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Redomestication and the Merger Agreement; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Redomestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Redomestication will have been obtained; and

2. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the Delaware General Corporation Law (the “DGCL”), that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Maples and Calder filed as Exhibit 5.2 to the Company’s registration statement on Form S-1/A (No. 333-219146) filed with the Commission on August 11, 2017.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that

1. Common Stock. Upon the effectiveness of the Redomestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement and the Warrant Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Warrants. Upon the effectiveness of the Redomestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws ofany other jurisdiction. The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Graubard Miller

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